Exhibit 99.1

RPM International Expects Fourth Quarter Sales

to be in the Range of Previous Guidance

MEDINA, Ohio — May 5, 2020 — RPM International Inc. (NYSE:RPM) today announced that it expects its sales for its fiscal fourth quarter ending May 31, 2020 to be within the range of its guidance the company provided on April 8, 2020.

At that time, the company said that it anticipated sales for the fiscal fourth quarter to be down 10% to 15%. The company noted today that the positive momentum of consumer take away with the start of the spring season should result in sales for its Consumer Group being flat to slightly up, while the company’s more internationally exposed Construction Products and Performance Coatings Groups expect double-digit sales declines in the fourth quarter principally due to the impact of the COVID-19 outbreak which resulted in jurisdictional shutdowns, factory closures and workers remaining offsite due to stay-at-home-orders. The company’s Specialty Products Group will also see a decline in sales partially offset by incremental demand for its cleaning and sanitizing products.

“RPM’s top priorities include protecting the health and well-being of our associates and their family members, supporting our local communities to control the spread of the virus, and maintaining the continuity and success of our business operations,” said Frank C. Sullivan, RPM chairman and chief executive officer. “While the COVID-19 outbreak continues globally, our supply chain and business operations remain strong, our March operating results are solid, and we continue to meet the changing needs of our customers in a timely manner during this unprecedented period,” stated Sullivan. “I want to thank all of our associates for their hard work and dedication as they provide superior service to our customers as we navigate through these challenging times together.”

About RPM

RPM International Inc. owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services. The company operates across four reportable segments: consumer, construction products, performance coatings and specialty products. RPM has a diverse portfolio with hundreds of market-leading brands, including Rust-Oleum, DAP, Zinsser, Varathane, Day-Glo, Legend Brands, Stonhard, Carboline, Tremco and Dryvit. From homes and workplaces, to infrastructure and precious landmarks, RPM’s brands are trusted by consumers and professionals alike to help build a better world. The company employs approximately 15,000 individuals worldwide. Visit www.RPMinc.com to learn more.

For more information, contact Russell L. Gordon, vice president and chief financial officer, at 330-273-5090 or rgordon@rpminc.com.

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RPM International Expects Fourth Quarter Results

at the Higher End of Previous Guidance

May 5, 2020

Forward-Looking Statements

This press release contains “forward-looking statements” relating to our business. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us and are subject to uncertainties and factors (including those specified below) which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) global markets and general economic conditions, including uncertainties surrounding the volatility in financial markets, the availability of capital and the effect of changes in interest rates, and the viability of banks and other financial institutions; (b) the prices, supply and capacity of raw materials, including assorted pigments, resins, solvents and other natural gas- and oil-based materials; packaging, including plastic containers; and transportation services, including fuel surcharges; (c) continued growth in demand for our products; (d) legal, environmental and litigation risks inherent in our construction and chemicals businesses and risks related to the adequacy of our insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon our foreign operations; (g) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (h) risks and uncertainties associated with our ongoing acquisition and divestiture activities; (i) the timing of and the realization of anticipated cost savings from restructuring initiatives and the ability to identify additional cost savings opportunities; (j) risks related to the adequacy of our contingent liability reserves; (k) risks relating to the recent outbreak of the coronavirus (COVID-19); and (l) other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended May 31, 2019, as the same may be updated from time to time. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.